Exhibit 1.01

Johnson Outdoors Inc.
Conflict Minerals Report for Calendar Year 2017
May 31, 2018

Exhibit 1.01
to Specialized Disclosure Report Accompanying Form SD
Filed with the SEC on: May 31, 2018

Signed by: /s/ David W. Johnson
Name, Title: David W. Johnson, Chief Financial Officer
Date: May 31, 2018

 Introduction:

Johnson Outdoors Inc. (“JOI,” “we,” “us,” “our”) is a publicly traded U.S. company that recognizes itself as an issuer as defined under section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, referred to in this report as “Dodd-Frank.”  JOI manufactures, and contracts to manufacture, products for which conflict minerals are necessary to functionality. JOI has reason to believe that some of these necessary conflict minerals may have originated from the Democratic Republic of Congo or adjoining countries and that some of those minerals may not be solely from recycled or scrap sources.

In order to fully comply with the requirements of an issuer under Dodd-Frank, JOI has designed, implemented, executed, and managed its conflict minerals plan as mandated by the legislation. This Conflict Minerals Report is filed with our Form SD to comply with the requirements of Rule 13p-1 of the Securities and Exchange Act 1934. This report includes elements, efforts, results, and conclusions of compliance activities as required by the legislation.

All terms and definitions in this conflict minerals report are as defined by the Final Rules promulgated under Dodd-Frank and by the Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas.

JOI supports the Responsible Minerals Initiative’s (RMI) Responsible Minerals Assurance Process (RMAP) by performing supply chain compliance and due diligence requirements for smelters sourcing from, or believed to source from or have operations in, the Democratic Republic of Congo (DRC) and adjoining countries (Covered Countries, or CCs). These efforts include supporting a clean minerals trade in Covered Countries and maintaining economic relationships with conflict-free smelters in Covered Countries.

JOI’s Conflict Minerals Program is performed annually and engages JOI’s first-tier in-scope suppliers under the applicable provisions of Dodd-Frank to perform risk assessments of smelters and refiners (hereafter referred to collectively as smelters or SORs) of tin, tantalum, tungsten, and gold (collectively, “3TG”) that may source and/or have operations in Covered Countries.

© Copyright Johnson Outdoors, Inc.

Exhibit 1.01

This program is holistically managed and includes supply chain due diligence and compliance to identify all the smelters in our global supply chain as well as the mines and country of origin of 3TG in Covered Countries to the best of our abilities.

Participation in JOI’s Conflict Minerals Program is compulsory for JOI’s first-tier and in-scope suppliers as part of JOI’s supplier statement of basic standards. The program is under the umbrella of JOI’s comprehensive supply chain transparency program that also includes cooperation from JOI business group leaders, management, and other supply chain actors.

Ongoing communication and training for suppliers and JOI employees is included in this program to provide support and continued understanding of the program as it relates to fulfilling the conflict minerals obligations of Dodd-Frank. Both JOI suppliers and employee participants in the program are routinely advised of their respective responsibilities associated with their role in JOI’s supply chain and applicable risks associated with the performance of their obligations.

This report may be found on our website at: http://investor.johnsonoutdoors.com/sec-filings.   This report is inclusive for all JOI products at a company level, and all covered products in all JOI business groups.

JOI’s Conflict Minerals Program:

Reporting Year 2017 (RY2017) is the fifth year that JOI has implemented its annual Conflict Minerals program to carry out required due diligence procedures for evaluating chain of custody of the extraction and trade of mineral ores containing tin, tantalum, tungsten and gold (3TG), also referred to as conflict minerals. Over the past five years, JOI’s has honed its well-established and strong management systems to support these efforts. JOI’s supply chain transparency and due diligence program identifies and evaluates smelters of 3TG in JOI’s supply chain relating to the conflict minerals necessary to the functionality or production of products manufactured by JOI, or contracted to be manufactured by JOI.

JOI’s Conflict Minerals Program is founded in robust communication with all first-tier in-scope suppliers in order to reasonably identify all global 3TG smelters in Covered Countries. All communication from JOI to its supply chain encourages sourcing from conflict-free smelters within the global supply chain while continuing to support legitimate trade in Covered Countries.

JOI’s conflict minerals program includes, but is not limited to, the following:
●	Maintenance of a publicly available corporate conflict minerals policy.
●
Design and implementation of an annual organization-wide process that ensures 100% of JOI suppliers, both in and out of scope of the Dodd-Frank conflict minerals rule, are made aware of JOI’s policy and standards regarding conflict minerals and obligations to comply with our conflict minerals policy.

© Copyright Johnson Outdoors, Inc.

Exhibit 1.01

●
Maintenance of internal protocols that ensure conflict minerals supply chain due diligence and obligations are clearly presented and understood by JOI employees who have responsibility for the SEC disclosure requirements under the Dodd-Frank conflict minerals rule.

●	Survey and analysis of all suppliers and identifiable sources of 3TG.
●
Annual implementation of a supply chain communication plan that requests the completed and current RMI Conflict Minerals Reporting Template (CMRT) from suppliers in order to facilitate supply chain transparency by gathering, surveying, and evaluating suppliers and sources of 3TG, and identifying 3TG smelters in JOI’s supply chain.

●
Annual internal audit of all first-tier suppliers regarding their understanding of the conflict minerals rule, their obligations regarding the rule, and JOI’s expectations of them regarding their compliance with the rule.

●	Identification of priority first-tier suppliers that supply electrical and electronic parts.
●	Escalation of Reasonable Country of Origin Inquiry (RCOI) efforts to JOI business group leaders, including identifying smelters from priority suppliers.
●
Collection of conflict minerals information to identify 3TG in our supply chain, and identification and mitigation of risk that our products may contain conflict minerals that could finance or benefit armed groups in Covered Countries.

●	Identification of global 3TG smelters in order to determine the locations, country of origin, and mines of these ores, as well as the processing facilities, operations, or trade routes of 3TG.
●	Reliance on the RMAP and other industry approved mechanisms to validate smelter supply chain due diligence and perform independent third-party audits of smelter due diligence practices.
●	Internal research to validate smelters not participating in the RMAP or other industry approved mechanisms.
●	Annual request that first-tier and subsequent tier suppliers only source from RMAP participating smelters and/or validated conflict-free smelters of 3TG.
●	Direct contact with smelters that are not participating in the RMAP and encourage them to participate in the RMAP, wherever possible.
●	Public disclosure and reporting of the results of our due diligence.
●	Secure maintenance of all records relating to our due diligence efforts for a minimum of five years.
●	Multi-tiered assessment and performance of risk mitigation efforts throughout our supply chain including review, evaluation and escalation from business group leaders and executives.
●	Maintenance of an annual improvement plan based on previous reporting years and annual lessons learned.
●	Maintenance of an online grievance mechanism that allows JOI, its suppliers, and any concerned parties to communicate concerns regarding our conflict minerals program.

© Copyright Johnson Outdoors, Inc.

Exhibit 1.01

Due Diligence:

Design of Due Diligence:

JOI’s conflict minerals program is designed and implemented based on the “Five Step Framework for Risk-Based Due Diligence in the Mineral Supply Chain” (Annex I) and the “Model Supply Chain Policy for a Responsible Global Supply Chain of Minerals from Conflict-Affected and High-Risk Areas” (Annex II) included in the Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition).

Due Diligence Performed:

JOI performed due diligence measures conforming to the OECD 5 Step Framework as mapped below. These steps are specific to the due diligence regarding the source and chain of custody of conflict minerals identified in our supply chain, and regarding 3TG smelters identified in our supply chain. These activities include, but are not limited to, the following:

OECD Steps:	JOI Due Diligence Measures Performed:
Step 1: Establish strong company management systems.	●	Assign and implement multi-disciplinary responsibilities to internal JOI business group leaders and support staff, and to a third-party consultant to carry out all elements of JOI’s conflict minerals program.
	●	Maintain a detailed project plan and hold semi-monthly meetings for JOI employees and senior management who have responsibility for the SEC disclosure requirements for Dodd-Frank regarding conflict minerals, and regularly publish this project plan on JOI’s intranet.
	●	Annual review of JOI’s conflict minerals program and results by senior management, senior executives, and legal counsel.
	●	Maintain records in a secure computerized database repository for a minimum of five years.
Step 2: Identify and assess risk in the supply chain.	●	Evaluate 100% of JOI first-tier suppliers across all business groups as being in or out of scope of the conflict minerals program.
	●	Review and verify supplier commodity class and status.
	●	Review and update of affected and priority suppliers.
	●	Review new suppliers and changes in supplier status and commodity class.
	●	Assess risk in our supply chain according to commodity class, supplier status and supplier responses.
	●	Engage suppliers by performing multi-tiered survey of 100% of JOI in-scope conflict minerals suppliers by requesting current, complete, and accurate CMRTs in order to identify 3TG smelters in the supply chain and set expectations for compliance.
	●	Annually redistribute copies of our conflict minerals policy and basic standards to all active first-tier suppliers, regardless of commodity class or in-scope status of conflict minerals.
	●	Analyze smelter information from suppliers with the information available from the RMI, the London Market Bullion Association (LBMA), the Responsible Jewellery Council (RJC), and other accredited industry mechanisms.

© Copyright Johnson Outdoors, Inc.

Exhibit 1.01

	●	Analyze smelter information from suppliers via other sources, including but not limited to information from: the United States Department of Commerce; United Nations publications; iTSCi (ITRI Tin Supply Chain Initiative); extensive internet research including smelter websites and company profiles; non-governmental organization (NGO) websites; in-region sourcing programs; other company CMRTs; specialized SEC research reports; news articles and publications.
	●	Identify smelters of 3TG that appear to have facilities, or the likelihood of having facilities, operations or trade routes, in Covered Countries.
	●	Report identified and/or potential supply chain risks to business group leaders and senior management.
Step 3: Design and implement a strategy to respond to identified risks.	●	Perform internal audit of the distribution of our conflict minerals policy to evaluate and ensure supplier understanding, acknowledgment, and adherence to this policy and our basic standards.
	●	Perform internal multi-tiered analysis of our suppliers’ CMRTs including: completeness; reasonable response based on commodity class and scope; consistency with previous reporting year information; and identification of smelters.
	●	Communicate supplier expectations for return of the most current CMRT including identifying all valid smelters.
	●	Communicate supplier expectation that they notify us of any risks and red flags identified by their own due diligence activities for smelters.
	●	Communicate supplier expectation that they notify us immediately of any smelters that may be suspected of supporting armed groups in Covered Countries.
	●	Request supplier confirmation for the validity of questionable and high risk smelter presence in the supply chain.
	●	Perform ongoing internal and external training of the conflict minerals rules and risks to JOI employees and all suppliers in the supply chain.
	●	Engage JOI business group leaders, support staff, and our third-party consultant in multi-tiered follow ups and escalations with suppliers in an effort to obtain higher quantity and quality of smelter information, particularly from suppliers of electrical and electronic equipment.
	●	Use JOI level of influence to encourage suppliers to source from RMI audited and compliant smelter lists and communicate the expectation that they source only from smelters participating in the RMAP.
	●	Encourage identified smelters to participate in the RMAP and obtain RMAP Conformant certification if they have not already done so.
	●	Continue to improve on efficiencies and effectiveness of our conflict minerals program to close gaps and mitigate risks for each subsequent reporting year.
	●	Perform risk mitigation efforts to ensure suppliers are in conformance with our conflict minerals policy and expectations.
	●	Execute a risk mitigation plan that improves supply chain due diligence and mitigates the risk that any conflict minerals identified in our supply chain may benefit any armed groups in Covered Countries.
	●	Communicate risks to business group leaders, our internal conflict minerals executive team, and senior management.

© Copyright Johnson Outdoors, Inc.

Exhibit 1.01

	●	Perform gap analysis and communicate these gaps and issues to our conflict minerals executive team and to senior management.
Step 4: Carry out independent third-party audit of smelter due diligence practices.	●	Identify smelters in Covered Countries that are conflict-free, or are participating in a conflict-free program as defined by the RMI.
	●	Rely on the due diligence performed by the RMI, LBMA and RJC regarding smelter conflict-free status.
	●	Directly contact smelters in the form of an RCOI regarding chain of custody of conflict minerals and evidence of due diligence for whom we were unable to confirm conflict-free status via the sources above.
	●	Conduct screening of smelters against the current Office of Foreign Assets Control (OFAC) list.
Step 5: Report on supply chain due diligence.	●	In compliance with Dodd-Frank and the SEC Final Rule, on or before May 31, 2018, JOI will file Form SD and Conflict Minerals Report (this report) with the SEC, as well as publish this information on its website.

Results of Due Diligence:

JOI identified 325 unique and validated 3TG smelters in its supply chain in RY2017. These are associated with the following 3TG as follows:

●	Gold: 141
●	Tantalum: 43
●	Tin: 95
●	Tungsten: 46

Out of these 325 smelters, JOI identified 72 unique smelters that we have reason to believe either source 3TG from the DRC and/or surrounding countries (Covered Countries) or have some type of facility, operation, or trade route in Covered Countries. JOI exercised due diligence on the conflict mineral source and chain of custody for these 72 smelters who may have presence in Covered Countries.

Conflict-free status and Covered Country facility location for these 72 smelters are summarized in the table below. The conflict-free status is based on research concluded on April 2, 2018 and does not reflect any subsequent changes in this status.  Details regarding specific smelter names, countries, and facility locations of 3TG, in and out of Covered Countries, may be shared upon request.

© Copyright Johnson Outdoors, Inc.

Exhibit 1.01

Smelter Table:

3TG, # of Smelters:	72 Smelters with 238 Possible Locations in Covered Countries (CCs):
Gold: 15 Smelters	35 possible presences located in 9 CCs:
	●	12 RMI RMAP SORs include 24 possible presences in the following CCs: DRC (8); Burundi (1); Rwanda (5); Tanzania (5); Uganda (3); Zambia (2)
	●	3 unknown CF Compliant SORs include 11 possible presences in the following CCs: DRC (2); Angola (3); Central African Republic (1); Rwanda (1); S. Sudan (1); Tanzania (1); Uganda (1); Zambia (1)
Tantalum: 22 Smelters	131 possible presences located in 10 CCs:
	●	21 RMI RMAP SORs include 130 possible presences in the following CCs: DRC (20); Angola (7); Burundi (20); Central African Republic (7); Republic of the Congo (7); Rwanda (21); S. Sudan (7); Tanzania (17); Uganda (17); Zambia (7)
	●	1 CF self-declared and believed to be CF SORs include 1 possible presence in the following CC: Rwanda (1)
Tin: 18 Smelters	29 possible presences located in 6 countries:
	●	17 RMI RMAP SORs include 24 possible presences in the following CCs: DRC (12); Angola (2); Burundi (1); Rwanda (9)
	●	1 CF self-declared and believed to be CF SOR include 5 possible presences in the following CCs: DRC (1); Burundi (1); Rwanda (1); Tanzania (1); Uganda (1)
Tungsten: 17 Smelters	43 possible presences located in 5 CCs:
	●	16 RMI RMAP SORs include 38 possible presences in the following CCs: DRC (9); Burundi (8); Rwanda (12); Tanzania (4); Uganda (5)
	●	1 CF self-declared and believed to be CF SOR includes 5 possible presences in the following CCs: DRC (1); Burundi (1); Rwanda (1); Tanzania (1); Uganda (1)

3TG Conflict Free Due Diligence Summary:

The CF status for all 3TG smelters that may have facilities located in Covered Countries is as follows:

●	Gold appears to be 80% CF
●	Tantalum appears to be 100% CF
●	Tin appears to be 100% CF
●	Tungsten appears to be 100% CF

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Exhibit 1.01

RMAP Participation Summary:

The conflict-free status of the 72 smelters listed as a having a possible presence in Covered Countries is as follows:

●	66 (92%) are RMI RMAP Conformant
●	3 (4%) are believed to be CF due to self-declaration or other accreditation(s)
●	3 (4%) are unknown CF status, as no information was available from public sources and the smelters were not able to be confirmed as CF via direct RCOI

Due Diligence Conclusion:

➢	96% of all 3TG smelters that may be in Covered Countries appear to be conflict-free (69 out of 72 smelters)
➢	4% of all SORs in CCs are unknown CF status (3 out of 72)
➢	92% of smelters that may be in Covered Countries were participating in an RMAP program

Improvements:

RY2017 reflected a 147% increase from RY2016 in the percentage of validated smelters in JOI’s supply chain that were identified as potentially sourcing 3TG from covered countries. Consistent with RY2016, JOI’s suppliers in RY2017 were able to furnish a higher number of smelters that had potential presences in Covered Countries.

Although there was a minor increase in overall supplier RCOI response rate in RY2017, there was a significant increase in the number of suppliers with 3TG that provided smelter names. It is worth noting that within this increase of smelter identification, the number of EEE (electrical electronic equipment) suppliers with 3TG that provided smelter names nearly doubled from RY2016. EEE suppliers are a focus of the JOI conflict minerals program due to high likelihood of 3TG in EEE, and this improvement signifies that JOI EEE first-tier suppliers are receiving not only more smelter data from their suppliers, but an increase in the quality of smelter information farther up their supply chain.

JOI also experienced a significant decrease in the number of invalid smelters provided by supplier CMRTs in RY2017. This demonstrates that JOI’s suppliers may have performed a higher level of smelter due diligence in their own supply chains.

Another significant increase in RY2017 is the higher number of potential presences in covered countries, which rose from 169 in RY2016 to 238 in RY2017. This is over a 40% increase in possible covered country smelter presences, which supports the increase in the number of validated smelters identified with possible presences in covered countries. The number of possible presences in covered countries increased the most for gold (85%), followed by tin (81%), tantalum (34%), and tungsten (20%).

Another improvement in RY2017 is that smelter status reflected a 12% increase in overall RMI RMAP Conformant smelters (formerly CFSI CFSP compliant smelters). Also, the percent of unknown conflict-free smelters was cut in half, from 8% to 4%.

© Copyright Johnson Outdoors, Inc.

Exhibit 1.01

For the second year in a row, JOI is able to reasonably determine that metals from three out of the four 3TG (tin, tantalum and tungsten) in our supply chain that are believed to be sourced from Covered Countries appear to be 100% conflict-free. For gold, JOI continues to improve its conclusion for conflict-free gold sourcing, confirmed from 50% conflict free in RY2016 to 80% conflict free in RY2017.

JOI’s due diligence practices in RY2017 increased the overall conflict-free status of all the 3TG that are believed to be sourced from Covered Countries in JOI’s supply chain by 4%. The current record is 96% appearing to be conflict-free.

JOI believes that it has consistently shown improvement in identifying the sources and chain of custody of conflict minerals in its supply chain. We believe this improvement is reflective in our due diligence performed to indicate higher numbers of conflict-free sourcing from our first-tier in-scope suppliers.

Additional information regarding statistical improvements may be shared upon request.

Determination:

JOI has made a reasonable good faith effort to collect and evaluate all information regarding 3TG smelters in our supply chain as provided by our first-tier in-scope suppliers and original equipment manufacturers (OEMs).

JOI performed due diligence on the smelter information that was supplied by JOI first-tier suppliers in scope of Dodd-Frank and applicable OEMs. JOI also conducted a direct smelter RCOI program to further demonstrate due diligence regarding applicable smelters. Based on these due diligence efforts, JOI has concluded in good faith that certain smelters in its supply chain either do have, or may have, facilities that source 3TG from Covered Countries or have some type of operations or trade routes in Covered Countries.

The conclusion of these due diligence efforts and smelter analysis is that JOI does not have sufficient information to conclusively confirm that 100% of these smelters are conflict-free, or that 3TGs are sourced exclusively from recycled or scrap sources.

Although we have not been able to confirm the identification and conflict-free status (as defined by the RMI) for 100% of the smelters identified by our first-tier suppliers and OEMs, we can confirm that none of the smelters identified by our first-tier suppliers or OEMs have confirmed to us as sourcing 3TG that directly or indirectly finances or benefits armed groups in Covered Countries.

JOI can reasonably conclude after its due diligence efforts that 100% of the tin, tantalum, and tungsten in its supply chain is sourced from smelters that are either conflict-free or that the tin, tantalum, and tungsten are from recycled or scrap sources.  100% of all smelter information is based on research from smelter identification by JOI first-tier suppliers and/or original equipment manufacturers.

© Copyright Johnson Outdoors, Inc.

Exhibit 1.01

Planned Risk Mitigation and Future Due Diligence Measures:

Included in JOI’s Conflict Minerals program are planned risk mitigation steps to eliminate sourcing of any 3TG that may support or benefit armed groups. Each year JOI continues to evaluate and minimize risks in our due diligence process to identify and reduce risks, as well as improve results. All efforts are designed to support a clean and conflict-free minerals trade in Covered Countries by encouraging 3TG sourcing from validated and conflict-free smelters. These activities include but are not limited to the following:

●	Engage internal business group leaders at a deep level for review, analysis, evaluation, and recommendation for both supplier and smelter risks in each business group.
●	Impose direct responsibility and action items on business group leaders for supplier escalations and risk assessment for their respective business groups.
●
Leverage multi-tiered influence from JOI internal and external resources in order to compel its in-scope suppliers to deliver more current, accurate, timely, and complete information to correctly identify smelters of conflict minerals, and increase both response level and quality of responses.

●
Leverage multi-tiered influence from JOI internal and external resources to increase response level from in-scope distributors regarding JOI supply chain procedures and increase their participation in supply chain transparency of conflict minerals including furnishing CMRTs for their OEMs.

●	Maintain pressure, specifically on suppliers of EEE to provide current, correct, and more comprehensive smelter information, including CMRTs from their OEMs as applicable.
●	Continue to review commodity classes for veracity and inclusion of EEE criteria.
●
Repeat, and continue to enhance, our annual pro-active supplier communication plan to further assist 100% of JOI active suppliers, regardless of scope, regarding the need for correct and complete conflict minerals information to satisfy the SEC requirements, including annual updates and ongoing training.

●
Use our level of influence to encourage all suppliers to source from smelters validated as compliant to an RMAP assessment protocol using the most recent version of the RMI RMAP Conformant Smelter List or other accredited independent validation scheme or institutional mechanism.

●	Use our level of influence to encourage all suppliers to source away from un-validated conflict-free smelters, and to identify the sources of conflict minerals in their supply chains.
●	Use our level of influence to have suppliers re-evaluate and confirm or refute the actual presence of questionable smelters as identified in their supply chains.
●
Instruct suppliers to advise JOI if they have reason to believe that any person or entity in their supply chain is directly or indirectly financing or benefiting armed groups in the Covered Countries and provide a discrete mechanism to do so.

●
Through direct and repeat smelter RCOIs and other electronic communication where available, pressure smelters with undeterminable conflict-free status to become verified as having conflict-free sourcing practices and encourage participation in the RMAP audit process.

●	Review smelter red flags for locations of gold origin and transit.
●	Review RMAP corrective actions plans and schedules for relevant smelters.
●	Review all smelters against the current Office of Foreign Asset Control (OFAC) list.

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Exhibit 1.01

Description of Products:

Conflict minerals are found in products that JOI manufactures, or contracts to manufacture. Accessories are included in all groups. The descriptions of product families by business group are as follows:

Fishing Group:
●	Trolling motors
●	Shallow water anchors
●	Battery chargers
●	Fishfinders
●	Downriggers

Dive Group:
●	Dive computers, instruments and gauges
●	Dive watches
●	Scuba dive equipment
●	Buoyancy compensators

Camping Group:
●	Camping tents, sleeping bags and furniture
●	Camping stoves
●	Military, party, and event tents
●	Compasses

Watercraft Recreation Group:
●	Canoes
●	Kayaks
●	Personal flotation devices
●	Paddles

In Conclusion:

This Conflict Minerals Report has been prepared based on due diligence efforts performed in good faith by JOI and its first-tier suppliers. The analysis, conclusions and determinations are based on the information available at the time the first-tier supplier and smelter RCOIs were received, results analyzed, and metrics recorded. Additional smelter information was gathered from original equipment manufacturer (OEM) CMRTs. Errors or omissions may be inherent in these results due to errors or omissions in supplier and smelter RCOIs, supplier and OEM CMRTs, and the RMI definition of a smelter at the time of the research.

JOI maintains an early warning risk-awareness conflict minerals grievance mechanism designed to allow JOI to receive any additional relevant information that may not have been uncovered through our due diligence process in supply chain transparency as it relates to conflict minerals. Any information found to be contradictory to this CMR may be communicated to JOI through this grievance mechanism which may be found at the following URL:
http://files.shareholder.com/downloads/JOUT/1578683010x0x761719/72FEE43A-0808-4B6D-9DCA-8B25CD3688DE/JOI_CM_Grievance_Mechanism_Final.pdf

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Exhibit 1.01

Appendix A:

Below is a list of the 3TG smelters with one or more worldwide facilities that JOI suppliers identified to be potentially in our supply chain and that were participating at some level with the Responsible Minerals Initiative (RMI) Responsible Minerals Assurance Process (RMAP) in RY2017. The presence of a smelter on the list below does not indicate that JOI products necessarily contained conflict minerals sourced or processed by that smelter. The location information for each entity was reported by the RMI as of February 5, 2018.

3TG:	Smelter Name:	Location:

Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Daejin Indus Co., Ltd.	KOREA (REPUBLIC OF)
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	HeeSung Metal Ltd.	KOREA (REPUBLIC OF)
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN

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Exhibit 1.01

Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA (REPUBLIC OF)
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Samduck Precious Metals	KOREA (REPUBLIC OF)
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA

© Copyright Johnson Outdoors, Inc.

Exhibit 1.01

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA (REPUBLIC OF)
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Torecom	KOREA (REPUBLIC OF)
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN

© Copyright Johnson Outdoors, Inc.

Exhibit 1.01

Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN

© Copyright Johnson Outdoors, Inc.

Exhibit 1.01

Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Power Resources Ltd.	MACEDONIA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA

© Copyright Johnson Outdoors, Inc.

Exhibit 1.01

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA (REPUBLIC OF)
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

JOI suppliers and OEMs identified 68 additional entities which are not listed here because they were either not identified by the RMI or Department of Commerce as valid smelters and/or were not participating in any RMAP program at the time of the report. Consequently, these additional entities are not included in the list above. The names of these smelters may be provided upon request.

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